CONTRACT FOR LEGAL SERVICES

THIS AGREEMENT is made as of the 1st day of September, 2005.

BETWEEN:

M. ALI LAKHANI PERSONAL LAW CORPORATION 147, 3300 Capilano Road, North Vancouver, British Columbia, Canada V7R 4H8

("Contractor")

OF THE FIRST PART

AND:

EYI INDUSTRIES, INC.,
ESSENTIALLY YOURS INDUSTRIES, INC.,
642706 B.C. LTD. (dba EYI MANAGEMENT), ESSENTIALLY YOURS INDUSTRIES (CANADA), INC., ESSENTIALLY YOURS INDUSTRIES (HONG KONG) LIMTED, RGM INTERNATIONAL, INC. and WORLD WIDE BUYERS CLUB, INC.
of 7865 Edmonds Street,
Burnaby, British Columbia, Canada, V3N 1B9

(the "EYI" Group of Companies)
OF THE SECOND PART

WHEREAS:

A. EYI is a group of companies in the business of marketing health and wellness products through multi-level marketing;

B. M. Ali Lakhani ("Lakhani") is a barrister and solicitor, called to the Bar in British Columbia, and practices law by providing legal services through the Contractor;

C. EYI wishes to hire the services of Lakhani by entering into this agreement with the Contractor;

D. Lakhani, through the Contractor operating as "Lakhani & Company", is presently providing legal services to several clients including EYI, and EYI has invited Lakhani to be "General Counsel" for EYI;

E. EYI has accordingly requested Lakhani to wind down his legal practice over the coming months and to assume an increasing workload for EYI, and Lakhani is working to this end;

F. Until Lakhani has advised EYI that he is free to take on more EYI work than is contemplated by this agreement, EYI will engage the services of Lakhani by initially contracting with the Contractor on the terms set forth under this agreement;

G. It is the intention of the parties to renegotiate to increase the Contractor's remuneration under this agreement when Lakhani is able to take on more of EYI's work;


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NOW  THEREFORE  in  consideration  of the  premises  and the  promises set forth herein, and for other good and valuable consideration, paid and received, the parties agree as follows:

1. Effective September 1, 2005, EYI will engage the services of Lakhani through the Contractor, by agreeing to remunerate the Contractor for services to be provided to EYI by Lakhani.

2. The term of this agreement shall be month-to-month, terminable by either party on one full month's written notice to the other party, such notice to be effective from the first day of the calendar month following receipt of the notice.

3. EYI is engaging the Contractor as an independent contractor and not as an employee. However, the Contractor or its nominee(s) will be entitled to participate in all EYI benefits and incentives plans for its directors, officers or employees.

4. Lakhani, acting through the Contractor, will be the General Corporate Counsel for EYI, and shall perform such duties, assume such responsibilities and exercise such authority as may be assigned from time to time to me by either Jay Sargeant or Dori O'Neill. Lakhani's duties, responsibilities and authority will be consistent with those customarily expected from a general counsel (corporate solicitor or litigation counsel) of a company comparable in size and type of business to EYI, provided that:

(a) Lakhani (on behalf of the Contractor) shall be expected to work not more than one (1) day per week on EYI matters, and he may do so from either the Lakhani & Company office or from EYI's Burnaby office, at his sole discretion, and EYI shall provide Lakhani with a furnished and properly equipped office at Burnaby, and secretarial services;

(b) Any services that Lakhani render in connection with the Suhl Action (SCBC Action S61589, New Westminster) shall be excluded from this arrangement and shall be continued to be billed separately by Lakhani & Company;

(c) As Lakhani will only be working for EYI on a part-time basis, Lakhani and the Contractor shall specifically be permitted to render legal services to other clients;

(d) Where, in Lakhani's professional opinion, it is desirable or necessary for EYI to hire outside legal counsel, Lakhani shall be responsible to engage and direct such outside legal counsel, and to co-ordinate legal work with outside legal counsel for legal tasks outside my areas of expertise. In such case, EYI will be responsible to pay for any contracted services approved by Lakhani on behalf of EYI.

5. For Lakhani's  services,  EYI will pay the Contractor a monthly fee of $8,000
(USD) plus taxes, plus an initial signing bonus of a treasury issuance to the Contractor or its nominee(s) of 500,000 shares of restricted stock of EYI Industries, Inc. The monthly fee and signing bonus, plus stock options and other benefits will be reviewed for the future when the parties work out their longer-term arrangement. In addition, EYI will reimburse all reasonable, receipted out-of-pocket expenses incurred by Lakhani or the Contractor in connection with the Contractor's performance of this contract.


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6. The  Contractor  will invoice EYI at the end of each  calendar  month for the agreed monthly fee set out in paragraph 5 above, and EYI will pay the balance invoiced promptly. Any balance remaining unpaid after 30 days will incur interest at 18% per annum. EYI has furnished the Contractor with a retainer of $12,000 to cover any unpaid remuneration, and the Contractor is authorized to apply this retainer to satisfy any unpaid remuneration in the future.

7. The Contractor has represented to EYI that Lakhani has not purchased any excess liability insurance. If EYI wishes to make any claim in the future for compensation for any professional liability of Lakhani or the Contractor in respect of any services to be rendered by Lakhani under this agreement, such claim(s) shall be limited to the maximum of Lakhani's insurance coverage on the effective date that the claim arose. If EYI wishes Lakhani to purchase excess liability insurance to meet EYI's needs, EYI will pay for such excess liability insurance.

8. EYI acknowledges that EYI has been counselled by Lakhani to obtain independent legal advice prior to executing this agreement, and EYI represents to the Contractor that it is a sophisticated party and has waived its right to independent legal advice.

9. This agreement shall be governed by the laws of British Columbia, and all disputes shall be resolved by mediation between the parties, and failing such resolution within 30 days of the receipt by any party of an invitation to mediate (which shall specify the issue in dispute), the parties shall resolve the dispute by arbitration or litigation by attorning to the jurisdiction of British Columbia.

10. This agreement may be signed in counterparts and delivered by facsimile.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

M. ALI LAKHANI PERSONAL LAW CORPORATION

Per:
/s/ signed
M. Ali Lakhani (Authorized Signatory)

EYI INDUSTRIES, INC.,
ESSENTIALLY YOURS INDUSTRIES, INC., 642706 B.C. LTD. (dba EYI MANAGEMENT), ESSENTIALLY YOURS INDUSTRIES (CANADA), INC., ESSENTIALLY YOURS INDUSTRIES (HONG KONG) LIMTED, RGM INTERNATIONAL, INC. and WORLD WIDE BUYERS CLUB, INC.


Per :

/s/ signed
Jay Sargeant (Authorized Signatory)

/s/ signed
Dori O'Neill (Authorized Signatory)


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